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                                                                    EXHIBIT 23.3



     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 1994 with respect to the consolidated financial statements of Total Energy Services Company included in the Registration Statement (Form S-4 No. 33-80714) of Enterra Corporation which is incorporated by reference in the Registration Statement on Form S-4 of Weatherford International Incorporated and the related Joint Proxy Statement/Prospectus of Weatherford International Incorporated and Enterra Corporation.




                                        Ernst & Young LLP



Houston, Texas
August 28, 1995